                                                                     EXHIBIT B

[FORM OF GLOBAL NOTE]

THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS GLOBAL NOTE RESELL OR OTHERWISE TRANSFER THIS GLOBAL NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS GLOBAL NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS NOTE IS SUBJECT TO DEPARTMENT OF TREASURY REGULATIONS SECTION 1.1275-4(b) (THE "CONTINGENT PAYMENT REGULATIONS") AND IS THEREFORE ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS NOTE IS $306,603,000, AND THE ISSUE DATE OF THIS NOTE IS SEPTEMBER 30, 1997. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $215,097,000. THE YIELD TO MATURITY OF THIS NOTE AND THE COMPARABLE YIELD PURSUANT TO THE CONTINGENT PAYMENT REGULATIONS ARE 5.933%. THE PROJECTED PAYMENT SCHEDULE PROVIDES FOR A NON-CONTINGENT PAYMENT OF $10,050,000 PER INTEREST ACCRUAL PERIOD PRIOR TO THE INTEREST RESET DATE AND A CONTINGENT PAYMENT OF $9,075,000 PER INTEREST ACCRUAL PERIOD THEREAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF

OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.09 AND 2.10 OF THE INDENTURE.

                     LOEWEN GROUP INTERNATIONAL, INC.

                     SENIOR GUARANTEED NOTES DUE 2009


No. ______                                                          $__________
CUSIP No.

          LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & Co. or registered
assigns, the principal sum of _______________ Dollars on [         ], at the
office or agency of the Company referred to below, and to pay interest thereon on April 1 and October 1, in each year, commencing on April 1, 1998, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance. For the period from September 30, 1997 to (and including) September 30, 1999, interest shall be paid at the rate per annum of 6.70% per annum, and for the period from (and including) October 1, 1999, until payment of said principal sum has been made or duly provided for, interest shall be paid at the rate per annum to be reset on September 28, 1999, effective October 1, 1999, pursuant to and subject to the terms of the Calculation Agency Agreement dated September 30, 1997 among the Company, UBS Securities LLC, a limited liability company organized under the laws of the State of New York, and Union Bank of Switzerland, London Branch. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          Pursuant to that certain Confirmation dated September 30, 1997, and the agreements, provisions and definitions incorporated by referenced therein (the "Call Option"), between Loewen Pass-Through Asset Trust 1997-1, a trust formed under the laws of the State of New York ("Trust"), and Union Bank of Switzerland, London Branch (the "Callholder"), upon delivery of irrevocable notice by the Callholder to the Trust on or before September 15, 1999 (or if that day is not a Business Day, the preceding Business Day), the Callholder has the right to purchase the Notes from the Trust on October 1, 1999 (the "Call Settlement Date") (or if that day is not a Business Day, the preceding Business Day), for a purchase price equal to 100% of the aggregate face amount thereof (the "Call Price"). Pursuant to that certain Trust Agreement (the "Trust Agreement") dated as of September 25, 1997, between the Company and the Trust, the Trust has the right and obligation to require the Company to repurchase all of the Notes (the "Put Option") at a purchase price equal to 100% of the aggregate face amount thereof on the Call Settlement Date, if (i) the Trustee (as defined in the Trust Agreement, initially State Street Bank and Trust Company) has not received irrevocable notice from the Callholder on or before September 15, 1999, that the Callholder intends to exercise the Call Option, or (ii) the Callholder fails to make payment of the Call Price on the Business Day prior to the Call Settlement Date.

Notwithstanding the foregoing, the Trust Agreement may be amended under certain circumstances to provide that the Trustee will not exercise the Put Option and to provide for such other changes to the Trust Agreement as may be consequential thereto. In the event that the Call Option is exercised, then under the terms of the Confirmation between the Company and the Callholder dated September 30, 1997 (the "Company Call Option"), the Company has the right and option, upon delivery by it of irrevocable notice to the Callholder during the period from September 15, 1999 to and including September 21, 1999 (or the first following day that is a Business Day), to purchase from the Callholder all of the Callholder's right, title and interest and obligations in, to and under the Call Option in consideration for a payment to the Callholder on the Call Settlement Date (or if that day is not a business Day, the first following day that is a Business Day) in an amount calculated pursuant to the terms of the Company Call Option.

          Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

          Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                LOEWEN GROUP INTERNATIONAL, INC.

                                By:______________________________
                                   Name:
                                   Title:


[SEAL]
Attest:

By:_____________________________
   Title:

                              (Reverse of Note)

          1.  INDENTURE.  This Note is one of a duly authorized series of
Notes of the Company designated as its       % Senior Guaranteed Notes due
2009 (the "Notes"), which may be issued under an indenture (herein called the "Indenture") dated as of September 30, 1997, among Loewen Group International, Inc., a Delaware corporation, as issuer (the "Company"), The Loewen Group Inc., as guarantor of the obligations of the Company under the Indenture ("Loewen") and State Street Bank and Trust Company, a Massachusetts chartered trust company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, Loewen and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or Loewen, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          2. PUT OPTION. Pursuant to the Put Option, the Company is required to repurchase the Notes in certain circumstances described in Article 3 of the Indenture.

          3. GUARANTEE. This Note is entitled to a senior Guarantee made for the benefit of the Holders. Reference is hereby made to the Guarantee attached hereto and the Indenture (including, without limitation, Article 10 thereof) for the terms of the Guarantee.

          4. OFFERS TO PURCHASE. Sections 4.11 and 4.12 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          5. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          6. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and Loewen under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          7. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of each series of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          8. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          9. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          10. GOVERNING LAW. This Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.


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                                 SCHEDULE A

              Exchange of (a) portions of this Global Note for
                   Physical Notes or (b) Physical Notes
                   for an interest in this Global Note.


     Principal Amount of Physical Notes Issued in Exchange for, or Exchanged for an Interest in, the Notation

                                       REMAINING PRINCIPAL
                                         AMOUNT OF THIS
      DATE            GLOBAL NOTE         GLOBAL NOTE             MADE BY
_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________

_________________   _________________   __________________   _________________